As filed with the Securities and Exchange Commission on August 6, 2012
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________________

ENTERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1229752 (I.R.S. Employer Identification No.)

639 Loyola Avenue
New Orleans, Louisiana 70113
(Address of Principal Executive Offices) (Zip Code)
________________________________________

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES
 (Full title of the plans)
________________________________________

Daniel T. Falstad
Deputy General Counsel
Entergy Corporation
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer     X                                                                                                                          Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)                                                                                                                                  Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.01 par value	3,000,000	$73.41	$220,230,000	$25,240

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “1933 Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan of Entergy Corporation and Subsidiaries described herein.

(2)           Pursuant to Rule 416(a) under the 1933 Act, the number of shares of common stock registered hereby shall be subject to adjustment to prevent dilution by reason of a stock dividend, stock split, recapitalization or similar transaction that results in an increase in the number of outstanding shares of common stock.

(3)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the 1933 Act and computed on the basis of the average of the high and low sales prices per share of Entergy Corporation common stock, $0.01 par value, as reported on The New York Stock Exchange on July 31, 2012.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-168664) was filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2010 covering the registration of 2,000,000 shares of Common Stock under the Savings Plan of Entergy Corporation and Subsidiaries (the “Savings Plan”).  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 3,000,000 shares of Common Stock under the Savings Plan and hereby incorporates by reference the contents of the prior Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed with the Commission by Entergy Corporation (the “Corporation”) and are hereby incorporated by reference into this Registration Statement:

(1)           The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on February 28, 2012.

(2)           The Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the Commission on May 9, 2012.

(3)           The Corporation’s Current Reports on Form 8-K filed with the Commission on January 13, 2012, January 31, 2012, March 14, 2012, April 10, 2012 and May 10, 2012.

(4)           The description of the Corporation’s Common Stock contained in the Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on December 13, 2005 (Registration No. 333-130107).

(5)           The Annual Report on Form 11-K of the Savings Plan for the fiscal year ended December 31, 2011.

In addition, all documents subsequently filed by the Corporation or the Savings Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing by the Corporation of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.*

Exhibit
Number                           Description of Exhibit

23.1	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on p. S-1)

*
In lieu of the opinion of counsel or determination letter contemplated by Item 601(b) (5) (ii) of Regulation S-K with respect to the Savings Plan, the Corporation hereby undertakes that it has submitted the Savings Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Savings Plan under Section 401 of the Internal Revenue code of 1986, as amended.

SIGNATURES

The Corporation.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 6th day of August 2012.

ENTERGY CORPORATION

By:  /s/Marcus V. Brown
Name:  Marcus V. Brown
Title:	Senior Vice President and General Counsel

KNOW ALL MEN, that each person whose signature appears immediately below constitutes and appoints Alyson M. Mount, Marcus V. Brown and Daniel T. Falstad, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated below.

Signature                                                                           Title                                                      Date

/s/ J. Wayne Leonard                                                      Chairman of the Board, Chief                                  August 6, 2012
J. Wayne Leonard                                                                Executive Officer and Director
(Principal Executive Officer)

/s/ Leo P. Denault                                                                 Executive Vice President                                     August 6, 2012
Leo P. Denault                                                                              and Chief Financial Officer
(Principal Financial Officer)

/s/ Alyson M. Mount                                                         Senior Vice President and                                    August 6, 2012
Alyson M. Mount                                                                          Chief Accounting Officer
(Principal Accounting Officer)

/s/ Maureen S. Bateman                                                                  Director                                                      August 6, 2012
Maureen S. Bateman

/s/ Gary W. Edwards                                                                       Director                                                      August 6, 2012
Gary W. Edwards

/s/ Alexis M. Herman                                                                      Director                                                      August 6, 2012
Alexis M. Herman

/s/ Donald C. Hintz                                                                          Director                                                      August 6, 2012
Donald C. Hintz

/s/ Stuart L. Levenick                                                                      Director                                                      August 6, 2012
Stuart L. Levenick

/s/ Blanche L. Lincoln                                                                     Director                                                      August 6, 2012
Blanche L. Lincoln

/s/ Stewart C. Myers                                                                       Director                                                      August 6, 2012
Stewart C. Myers

/s/ William A. Percy, II                                                                    Director                                                      August 6, 2012
William A. Percy, II

/s/ W.J. Tauzin                                                                                 Director                                                      August 6, 2012
W.J. Tauzin

/s/ Steven V. Wilkinson                                                                  Director                                                      August 6, 2012
Steven V. Wilkinson

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Benefits Committee, in its capacity as Plan Administrator (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana on this 6th day of August 2012.

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES

By:	Employee Benefits Committee, as plan administrator

By:	/s/ Alyson M. Mount
Name:	Alyson M. Mount
Title:	Member, Employee Benefits Committee

EXHIBIT INDEX

Exhibit*
Number                           Description of Exhibit

23.1	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on p. S-1)

*
In lieu of the opinion of counsel or determination letter contemplated by Item 601(b) (5) (ii) of Regulation S-K with respect to the Savings Plan, the Corporation hereby undertakes that it has submitted the Savings Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Savings Plan under Section 401 of the Internal Revenue code of 1986, as amended.